Exhibit 99.1

SOLV Energy Reports Fourth Quarter and Full Year 2025 Results

SAN DIEGO, California – March 19, 2026 – (GLOBE NEWSWIRE)—SOLV Energy, Inc. (“SOLV” or the “Company”) (Nasdaq: MWH), a leading provider of infrastructure services to the power industry, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Financial Summary

(in $ millions except percentages)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	794	441	2,490	1,848
Gross Profit	144	82	464	259
Gross Margin	18.1%	18.5%	18.6%	14.0%
Net Income[1]	36	10	149	10
Adjusted EBITDA	100	53	342	165

1)	Net Income Attributable to Controlling Interest

Financial and Recent Business Highlights

•	Raised $552.5 million in net proceeds from initial public offering

•	Repaid outstanding term loan and upsized revolver to $200 million

•	Year-end 2025 backlog of $8 billion, an 87% increase over year-end 2024

•	Over 20 GW now under contract for O&M services

“We closed 2025 with record financial performance that reflects the strength of our value proposition and the sustained demand for infrastructure services. Our track record combined with the successful completion of our IPO last month has created a strong foundation for our business. The positive reception from the investment community underscores the confidence our customers, employees, and shareholders have in our mission and long-term vision,” said George Hershman, Chief Executive Officer of SOLV Energy.

“As we look ahead, we expect that 2026 will be a foundational year of disciplined, scalable growth. We remain focused on executing our strategy and deepening relationships with both new and existing customers. Today, we are introducing our 2026 financial guidance, which reflects our conviction in the significant opportunities ahead and our focus on delivering durable, profitable growth. We are energized by the road in front of us and remain dedicated to creating long-term value for all stakeholders,” Hershman concluded.

Financial Guidance

Today, the Company is initiating full year 2026 financial guidance for the year ending December 31, 2026, with expected ranges of:

•	Revenue of $3.720 billion to $3.820 billion

•	Gross Profit of $580 million to $620 million

•	Gross Margin of 15.6% to 16.2%

•	Adjusted EBITDA of $400 million to $420 million

Conference Call and Webcast Information

Management will present results during a conference call today March 19, 2026 at 8:30 a.m. Eastern time.

A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at https://investors.solvenergy.com and clicking on “News & Events” under the Investor Relations section. The webcast will be archived on the site for those unable to listen in real time.

About SOLV

SOLV Energy (Nasdaq: MWH) is a leading provider of infrastructure services to the power industry, including engineering, procurement, construction, testing, commissioning, operations, maintenance and repowering. Since 2008, we have built more than 500 power plants, representing 21 GW of generating capacity. SOLV Energy also provides operations and maintenance (O&M) services to 150 power plants, representing over 20 GW of generating capacity. In addition to EPC and O&M for utility-scale power plants and related T&D infrastructure, we offer large-scale repair, emergency response and repowering services and install end-to-end SCADA and network infrastructure solutions to maximize project performance and energy availability.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: a wide range of factors, many that are beyond our control, can impact the timing, performance or profitability of our projects, any of which can result in additional costs to us, reductions or delays in revenues, the payment of liquidated damages by us or project termination; our results of operations, financial condition and other financial and operational disclosures are based upon estimates and assumptions that may differ from actual results or future outcomes; changes in estimates related to revenues and costs associated with our contracts with customers could result in a reduction or elimination of revenues, a reduction of profits or the recognition of losses; backlog may not be realized or may not result in profits and may not accurately represent future revenue; the imposition of additional duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; our results of operations may vary significantly from quarter to quarter; the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and battery storage specifically; limitations on the availability or an increase in the price of materials, equipment and subcontractors that we and our customers depend on to complete and maintain projects; our business is labor-intensive, and we may be unable to attract and retain qualified employees or we may incur significant costs in the event we are unable to efficiently manage our workforce or the cost of labor increases; the loss, or reduction in business from, certain significant customers; many of our contracts may be canceled or suspended on short notice or may not be renewed upon completion or expiration, and we may be unsuccessful in replacing our contracts; we may fail to adequately recover on contract modifications against project owners for payment or performance; the nature of our business exposes us to potential liability for warranty, engineering and other related claims; during the ordinary course of our business, we are subject to lawsuits, claims and other legal proceedings, as well as bonding claims and related reimbursement requirements; we can incur liabilities or suffer negative financial or reputational impacts relating to health and safety matters; disruptions to our information technology systems or our failure to adequately protect critical data, sensitive information and technology systems; we have identified material weaknesses in our internal control over financial reporting and if our remediation of the material weaknesses is not effective, or if we otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations; any deterioration in the quality or reputation of our brands, which can be exacerbated by the effect of social media or significant media coverage; the loss of, or our inability to attract or keep, key personnel could disrupt our business; our inability to successfully execute our acquisition strategy; we may be unable to compete for projects if we are not able to obtain surety bonds, letters of credit or bank guarantees; we are generally paid in arrears for our services and may enter into other arrangements with certain of our customers, which could subject us to potential credit or investment risk and the risk of client defaults; insurance and claims expenses, as well as the unavailability or cancellation of third-party insurance coverage; our business and results of operations are subject to physical risks including those associated with climate change; our business is subject to operational hazards, including, among others, damage from severe weather conditions and electrical hazards, that can result in significant liabilities, and we may not be insured against all potential liabilities; increasing scrutiny and changing expectations from various stakeholders with respect to corporate sustainability practices may impose additional costs on us or expose us to reputational or other risks; our unionized workforce and related obligations; our inability to maintain, protect or enforce our rights in intellectual property; we may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies; we use artificial intelligence technologies in our business, and the deployment, use, and maintenance of these technologies involve significant technological and legal risks; negative macroeconomic conditions and industry-specific market conditions; projects in our industry can have long sales cycles requiring significant upfront investment of resources; our revenues and profitability can be negatively impacted if our customers encounter financial difficulties or file for bankruptcy or disputes arise with our customers; our business is highly competitive; technological advancements in other forms of power generation could negatively affect our business; regulatory requirements applicable to our industry and changes in current and potential legislative and regulatory initiatives may adversely affect demand for our services; the unavailability, reduction or elimination of government and economic incentives; we are subject to complex federal, state and other environmental, health and safety laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities; we are subject to various specific regulatory regimes and requirements that could result in significant compliance costs and liabilities; any actual or perceived failure to comply with new or existing laws, regulations or other requirements relating to the privacy, security and processing of personal information; changes in tax laws or our tax estimates or positions; failure to comply with anti-corruption, anti-bribery and/or international trade laws; violations of export control and/or economic sanctions laws and regulations to which we are subject and changes to U.S. foreign trade policy; immigration laws, including our inability to verify employment eligibility; our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly; our failure to comply with the covenants contained in the credit agreement could result in an event of default that could cause repayment of our debt to be accelerated; we may incur substantial additional indebtedness in the future and may not be able to generate sufficient cash to service such indebtedness, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful; and and the expenses that are required in order to operate as a public company could be material. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. The Company assumes no responsibility to update forward-looking statements made herein or otherwise. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Non-GAAP Information

Included in this press release are certain financial measures, including EBITDA and Adjusted EBITDA, that are not required by or prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and are designed to supplement, and not substitute, the Company’s financial information presented in accordance with GAAP. Our board of directors, management and investors use EBITDA and Adjusted EBITDA to assess our financial performance because such measures allow them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as carrying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income taxes). The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or nonrecurring items. Please see the financial tables included with this press release for reconciliations thereof to the most directly comparable GAAP measures.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as provisions for income taxes necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Investor Contact:

Solebury Strategic Communications / Anthony Rozmus

InvestorRelations@solvenergy.com

Media Contact:

Ashley McCarthy

media@solvenergy.com

(Financial Tables to Follow)

Consolidated Statements of Operations

(In thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$793,630	$440,949	$2,490,496	$1,847,803
Cost of revenue	649,758	359,449	2,026,263	1,588,639

Gross profit	143,872	81,500	464,233	259,164
Selling, general and administrative expenses	83,292	40,355	211,041	127,885
Amortization expense	15,333	16,369	57,748	66,347

Total operating expenses	98,625	56,724	268,789	194,232

Operating income (loss)	45,247	24,776	195,444	64,932
Loss on debt extinguishment	—	4,398	—	4,398
Interest expense	12,297	13,733	52,730	55,394
Interest income	(1,252)	(2,645)	(7,156)	(4,601)
Other income, net	(3,068)	(96)	(3,476)	(781)

Income (loss) before income taxes	37,270	9,386	153,346	10,522
Income tax expense	1,801	(399)	3,643	598

Net income (loss)	$35,469	$9,785	$149,703	$9,924
Less: net income attributable to non-controlling interests	(66)	4	520	2

Net income (loss) attributable to controlling interests	$35,535	$9,781	$149,183	$9,922

Consolidated Balance Sheets

(In thousands, unaudited)

	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$394,876	$207,987
Accounts receivable, net	269,044	277,962
Contract assets	156,744	50,200
Capitalized project development costs	17,734	25,204
Prepaid and other current assets	60,887	26,953

Total current assets	899,285	588,306
Property and equipment, net	106,383	67,635
Operating lease right-of-use assets	8,010	8,014
Goodwill	429,279	410,006
Intangible assets, net	362,390	398,578
Other long-term assets	10,925	5,492

Total assets	$1,816,272	$1,478,031

LIABILITIES AND MEMBER’S EQUITY
Accounts payable and accrued expenses	$562,218	$401,883
Contract liabilities	308,619	241,000
Due to related party	—	4,739
Current portion of equipment financing	6,526	3,767
Current portion of lease liabilities	12,978	9,559
Current portion of long-term debt	2,498	2,479

Total current liabilities	892,839	663,427
Term debt, long term	391,988	362,832
Equipment financing, long-term	21,317	15,777
Lease liabilities, long-term	36,559	28,014
Other long-term liabilities	18,344	14,534

Total liabilities	1,361,047	1,084,584
Commitments and Contingencies - See Note 13
Non-controlling interest	3,030	2,510
Accumulated deficit	(98,139)	(247,322)
Member’s equity	550,334	638,259

Total member’s equity	455,225	393,447

Total liabilities and member’s equity	$1,816,272	$1,478,031

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$149,703	$9,924
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	85,543	84,836
Amortization of debt issuance costs	1,337	4,329
Allowance for credit losses	437	(2,635)
Unit-based compensation expense	27,326	8,607
Gain on investment	—	(750)
Change in fair value of derivative	17	(236)
Loss on disposal of property and equipment	38	215
Loss on extinguishment of debt	—	3,061
Write off of project development costs	7,180	457
Change in operating assets and liabilities:
Accounts receivable	21,469	(49,970)
Contract assets	(100,437)	133,127
Other current and non-current assets	(32,801)	(2,526)
Accounts payable and accrued expenses	109,250	(96,457)
Contract liabilities	66,896	24,344
Long-term liabilities	(4,313)	1,287

Net cash provided by operating activities	331,645	117,613
Cash flows from investing activities:
Purchases of property and equipment	(21,411)	(8,569)
Proceeds from sale of property and equipment	—	300
Cash paid for acquisitions	(55,331)
Distribution from investment	—	—
Investment in unconsolidated entity	—	—

Net cash used in investing activities	(76,742)	(8,269)
Cash flows from financing activities:
Proceeds from debt	32,500	—
Principal payments on debt	(4,062)	(18,622)
Proceeds from line of credit	—	97,250
Repayments to line of credit	—	(97,250)
Payments of financing fees	—	(8,781)
Payments for finance leases	(9,324)	(4,299)

Proceeds on equipment financing	14,500	—
Payments on equipment financing	(6,201)	(3,467)
Contingent Consideration	—	—
Deferred purchase price	—	(34,144)
Payments of offering costs	(4,179)	—
Contribution from non-controlling interests	—	465
Distributions to parent	(91,248)	(10,525)

Net cash used in financing activities	(68,014)	(79,373)
Net increase in cash and cash equivalents	186,889	29,971
Cash and cash equivalents, beginning of period	207,987	178,016

Cash and cash equivalents, end of period	394,876	207,987

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
(in $ thousands)
Net income attributable to controlling interests	$35,535	$9,781	$149,183	$9,922
Interest expense	12,297	13,733	52,730	55,394
Interest income	(1,252)	(2,645)	(7,156)	(4,601)
Provision for income taxes	1,801	(399)	3,643	598
Depreciation and amortization	23,651	22,163	85,543	84,836

EBITDA	72,032	42,633	283,943	146,149

Non-cash compensation expense	24,455	2,722	27,326	8,607
(Gain) loss on the disposal of assets	295	107	38	215
Loss on the extinguishment of debt	—	4,398	—	4,398
Change in the fair value of derivative	(4)	(193)	17	(236)
Change in the fair value of investments	—	—	—	(750)
Non-recurring private equity management fees, transaction, integration and transition costs, and other non-cash costs	3,633	3,382	30,353	6,750

Adjusted EBITDA	$100,411	$53,049	$341,677	$165,133